Exhibit 10.2

SECOND AMENDMENT TO
RESTATED AGENTED REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO RESTATED AGENTED REVOLVING CREDIT AGREEMENT (“Amendment”) dated as of the 30th day of June, 2006, among SCS TRANSPORTATION, INC., a Delaware corporation (the “Borrower”), and BANK OF OKLAHOMA, N.A., U.S. BANK NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. (as successor by merger to Bank One, NA), HARRIS N.A. (as successor by merger to HARRIS TRUST AND SAVINGS BANK) and LASALLE BANK NATIONAL ASSOCIATION (individually a “Bank” and collectively the “Banks”), and BANK OF OKLAHOMA, N.A., as agent for the Banks (in such capacity the “Agent”).

RECITALS

A. Reference is made to the Restated Agented Revolving Credit Agreement dated January 31, 2005, and amended April 29, 2005, among Borrower, Agent and Banks (as amended, the “Credit Agreement”) pursuant to which a $110,000,000 Revolving Credit Loan was established. Terms used herein shall have the meanings ascribed to them in the Credit Agreement unless otherwise defined.

B. Borrower has notified Banks and Agent that it intends to sell 100% of the common stock of Jevic Transportation, Inc., and Banks and Agent have agreed to approve and acknowledge such sale, subject to the terms and conditions set forth below.

AGREEMENT

1. Amendments to the Credit Agreement.

1.1. Section 1.01(18) is hereby deleted and replaced with the following:

“(18) “EBIT” means, for any period, EBITDAR excluding (i) provisions for depreciation and amortization and (ii) Rental Expense, but excluding any depreciation, amortization or rental expense from Discontinued Operations.”

1.2. Section 1.01(20) is hereby deleted and replaced with the following:

“(20) “EBITDAR” means, for any period, the sum of Net Income from Continuing Operations plus, to the extent deducted in the determination of Net Income from Continuing Operations, (i) all provisions for federal, state and other income tax of the Borrower and its Subsidiaries (ii) Interest Expense, and (iii) provisions for depreciation and amortization and (iv) Rental Expense, excluding (a) any gains or losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), (b) any gains resulting from the write-up of assets, (c) any earnings of any Person acquired by the Borrower or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the date of acquisition, (d) any deferred credit representing the excess of equity in any such Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary, (e) any gains or losses from the acquisition of securities or the retirement or extinguishment of Indebtedness, (f) any gains on collections from the proceeds of insurance policies or settlements, (g) any restoration to income of any Contingency Reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (h) any income, gain or loss during such period from any discontinued operations or the disposition thereof, from any extraordinary items or from any prior period adjustments, and (i) any equity of the Borrower or any Subsidiary in the undistributed earnings (but not losses) of any corporation or other entity which is not a Subsidiary of the Borrower, which in the aggregate will be deducted only to the extent they are positive, adjusted for minority interests in Subsidiaries.”

1.3. Section 1.01(30) is hereby deleted and replaced with the following:

“(30) “Guarantor” means Saia Motor Freight Line, Inc. (“Saia”), a Louisiana corporation.”

1.4. Section 1.01(31) is amended to evidence that the Restated Guaranty Agreement of Jevic Transporation, Inc., attached to the Credit Agreement as Schedule “1.01(29)(a)”, is hereby terminated (as set forth in Section 3 hereof), and the defined term “Guaranty” shall now mean only the Restated Guaranty Agreement of Saia Motor Freight Line, Inc.

1.5. Section 1.01(55) is hereby deleted and replaced with the following:

“(55) “Operating Lease” means any lease of any property (whether real, personal or mixed) which is not a Capital Lease, excluding operating leases from Discontinued Operations.”

1.6. Section 1.01(69) is hereby deleted and replaced with the following:

“(69) “Rental Expense” means with reference to any period, the aggregate amount of all payments for rent or additional rent (including all payments for taxes and insurance made directly to the lessor, but excluding payments for maintenance, repairs, alterations, construction, demolition and the like and rents of Discontinued Operations) for which the Borrower or Subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety) under all Operating Leases in effect at any time during such period.”

1.7. Section 1.01(70) is hereby deleted and replaced with the following:

“(70) “Rental Obligations” means with reference to any period, the aggregate amount of all future payments for rent or additional rent (including all payments for taxes and insurance made directly to the lessor, but excluding payments for maintenance, repairs, alterations, construction, demolition and the like) for which the Borrower or Subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety) under all Operating Leases in effect at such period end that are not cancelable, excluding lease obligations from Discontinued Operations.”

1.8. New Sections 1.01(89) and 1.01(90) are hereby added, as follows:

“(89) “Discontinued Operations” means, upon duly authorized plan of the Board of Directors of Borrower, the assets, liabilities, income or loss resulting from the sale of 100% of the common stock of Jevic Transportation, Inc., determined in accordance with GAAP.

(90) “Net Income from Continuing Operations” means Net Income resulting from operations of Borrower that continue to exist subsequent to the closing of the sale of 100% of the common stock of Jevic Transportation, Inc.”

1.9. Section 6.01(4) is hereby deleted and replaced with the following:

“(4) Tangible Net Worth. The Borrower will not permit Tangible Net Worth at any time to be less than $180,000,000 plus the sum of (i) 75% of positive Net Income from Continuing Operations in each fiscal quarter commencing with the fiscal quarter ended June 30, 2006, and (ii) 75% of the Net Proceeds from the issuance and sale of equity securities after the date hereof, plus income or minus loss from Discontinued Operations commencing with the fiscal quarter ended June 30, 2006 minus the total amount paid by Borrower for the repurchase of its  shares after June 30, 2006, up to $25,000,000.”

1.10. A new Section 6.04(9) is hereby added, as follows:

“(9) the repurchase of shares of stock of Borrower.”

2. Waiver of Default. Agent, on behalf of the Banks and with the approval of the Majority Banks, hereby waives any Default or Event of Default under Sections 5.06, 6.05, 6.07, 6.11, 6.13 and 7.01(15) which might occur as a result of the sale of 100% of the common stock of Jevic Transportation, Inc. This waiver shall not preclude any other or further declaration of a Default or Event of Default by Banks, or the exercise of any other right, power, or remedy hereunder.

3. Release and Termination of Restated Guaranty. The Banks hereby (a) fully release and discharge Jevic from all of its duties and obligations under its Restated Guaranty including, but not limited to, Jevic’s obligation, either jointly or severally, to pay, and all other liabilities in respect of, the Obligations or any other obligation arising under the Restated Guaranty, the Agreement and the Loan Documents and, (b) terminates the Restated Guaranty, insofar as Jevic is a party thereto and (c) acknowledges and agrees that Jevic is no longer a “Subsidiary Guarantor” or a “Guarantor” under the Loan Documents as each such term is used and defined therein.

4. Conditions Precedent. The obligations of the Banks to perform under the Credit Agreement, as amended hereby, are subject to Borrower’s execution and/or delivery of the following:

4.1. This Amendment; and

4.2. Any other documents or agreements reasonably requested by Lender.

5. Representations and Warranties. The Borrower hereby (i) ratifies and confirms all representations and warranties set forth in the Credit Agreement and all other Loan Documents, and (ii) represents and warrants that no Event of Default has occurred and is continuing.

6. Ratification. Borrower hereby ratifies and confirms the Credit Agreement and all other Loan Documents, and agrees that they remain in full force and effect.

7. Ratification of Guaranty. Guarantor, Saia Motor Freight Line, Inc., by execution hereof, hereby acknowledges and agrees that its Guaranty Agreement remains in full force and effect, as evidenced by the Ratification attached hereto.

8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.

9. Multiple Counterparts. This Amendment may be executed in any number of counterparts, and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10. Costs, Expenses and Fees. Borrower agrees to pay all costs, expenses and fees incurred by Agent in connection herewith, including without limitation the reasonable attorney fees of Riggs, Abney, Neal, Turpen, Orbison and Lewis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written.

[Signature Pages Follow]

SCS TRANSPORTATION, INC.

By: /s/ James J. Bellinghausen
James J. Bellinghausen, Vice President
Finance, Chief Financial Officer and Secretary

4435 Main Street, Suite 930
Kansas City, Missouri 64111
Attention:
Phone: (816) 714-5904
Facsimile: (816) 714-5920
E-mail: jbellinghausen@scstransportation.com

BANK OF OKLAHOMA, N.A., as a Bank and as Agent

By: /s/ Brian Puckett
Brian Puckett, Senior Vice President

Principal Office and Lending Office for Prime and LIBOR Loans:

Bank of Oklahoma Tower

P.O. Box 2300
Tulsa, Oklahoma 74192
Attention: Brian Puckett
Phone: (918) 588-6230
Facsimile: (918) 295-0400
E-mail: bpuckett@bokf.com

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Michael Reymann
Michael Reymann,
Senior Vice President

Principal Office and Lending Office for Prime Loans and LIBOR Loans:

800 Nicollet Mall
Minneapolis, Minnesota 55402
Attention: Michael Reymann
Phone: (612) 303-3781
Facsimile: (612) 303-2264
E-mail: michael.reymann@usbank.com

JPMORGAN CHASE BANK, N.A. (as successor by merger to

Bank One, NA)

By: Linda L. Kaiser
Linda L. Kaiser, First Vice President

Principal Office and Lending Office for Prime Loans and LIBOR Loans:

111 Monument Circle, IN1-0048
Indianapolis, Indiana 46277
Attention: Linda L. Kaiser
Phone: (317) 321-8609
Facsimile: (317) 592-5270
E-mail: linda_kaiser@bankone.com

HARRIS N.A. (as successor by merger to HARRIS TRUST AND SAVINGS BANK)

By: /s/ Patrick McDonnell
Patrick McDonnell, Managing Director

Principal Office and Lending Office for Prime Loans and LIBOR Loans:

111 West Monroe, 10-W
Chicago, Illinois 60603
Attention: William Thomson
Phone: (312) 461-3879
Facsimile: (312) 461-5225
E-mail: william.thomson@harrisnesbitt.com

LASALLE BANK

NATIONAL ASSOCIATION

By /s/ David J. Thomas
David J. Thomas, Senior Vice President

Principal Office and Lending Office for Prime Loans and LIBOR Loans:

135 South LaSalle Street, Suite 1425
Chicago, IL 60603
Attention: Wanda Williams
Phone: (312) 904-0895
Fax: (312) 904-6373
E-mail: wanda.williams@abnamro.com

RATIFICATION

As inducement for the Banks and the Agent to enter into the Second Amendment to Restated Agented Revolving Credit Agreement (“Amendment”) dated      , 2006, to which this Ratification is affixed, the undersigned Guarantor hereby ratifies and confirms its Guaranty Agreement.

“Guarantor”

SAIA MOTOR FREIGHT LINE, INC.

By /s/ James A. Darby
James A. Darby, Secretary